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                                                                    EXHIBIT 5.1




                                 April 24, 1997


Noble Drilling Corporation
10370 Richmond Avenue, Suite 400
Houston, Texas  77042

Dear Sirs:

         We have acted as counsel for Noble Drilling Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 5,500,000 shares (the "Shares") of common stock, par value $.10 per share, of the Company for issuance pursuant to the Company's 1991 Stock Option and Restricted Stock Plan, as amended and restated (the "Plan").

         In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials and of officers of the Company, and other instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. We have also participated in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the registration of the Shares under the Securities Act.

         On the basis of the foregoing, we advise you that, in our opinion, the Shares have been duly authorized by the Company and, when issued upon the due exercise of options or stock appreciation rights duly granted under the Plan or upon the due award as restricted stock under the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Securities and Exchange Commission thereunder.

                                             Respectfully submitted,

                                             THOMPSON & KNIGHT,
                                             A Professional Corporation


                                             By:/S/ ROBERT D. CAMPBELL
                                                --------------------------------
                                                    Robert D. Campbell, Attorney